Exhibit 10.1

EIGHTH AMENDMENT TO SUBLEASE

This EIGHTH AMENDMENT TO SUBLEASE (this "Amendment") is dated for reference purposes only as of October 1, 2003, by and between PeopleSoft, Inc., a Delaware corporation ("Sublessor"), Commerce One Operations, Inc., a Delaware corporation, ("Sublessee") and Commerce One, Inc., a Delaware corporation ("Commerce One, Inc."). The Effective Date of this Amendment is defined in Section 6 below.

R E C I T A L S:

A. Sublessor is the tenant under a certain Lease Agreement dated February 24, 1997 between Sublessor and CarrAmerica Realty Corporation ("Master Lessor") as amended by the First Amendment to Lease dated March 15, 1998, the Second Amendment to Lease dated May 17, 2001, the Third Amendment to Lease dated April 11, 2002, and as further amended by the Consent of Master Sublessor and PeopleSoft to Sublease and Amendment of Master Lease and Sublease dated April 16, 2003 (the "2003 Consent"). The Lease Agreement, as so amended, is herein called the "Master Lease."

B. Pursuant to the Master Lease, among other things, Master Lessor leases to Sublessor approximately 180,931 rental square feet of space in the office building commonly known 4440 Rosewood Drive, Pleasanton, California.

C. Sublessor and Sublessee have entered into that certain Sublease Agreement dated August 13, 1999 as amended by that certain First Amendment to Sublease dated December 15, 1999, the Second Amendment to Sublease dated December 21, 1990, the Third Amendment to Sublease dated March 7, 2000, the Fourth Amendment to Sublease dated May 2, 2000, the Fifth Amendment to Sublease dated December 18, 2000, the Sixth Amendment dated October 1, 2001, the Seventh Amendment to Sublease dated April 11, 2002, and as further amended by the 2003 Consent. The Sublease Agreement, as so amended, is herein called the "Sublease."

D. Pursuant to the Sublease, Sublessee currently subleases approximately 152,557 rentable square feet in Building 4 from Sublessor (the "Sublease Premises").

E. Pursuant to a Sub-Sublease dated April 16, 2003 between Sublessee and Master Lessor (the "Sub-Sublease") commencing January 1, 2004, Sublessee has subleased to Master Lessor all of the Sublease Premises.

F. Pursuant to the Sub-Sublease and the 2003 Consent, Master Lessor has effective January 1, 2004, granted a credit against the amount payable by Sublessee under the Sublease and payable by Sublessor under the Master Lease of $269,395.20 per month.

G. Pursuant to the terms of the Sub-Sublease, Sublessee is required to vacate the Sublease Premises and deliver possession thereof to Master Lessor on or before December 31, 2003.

H. Sublessee was formerly known as Commerce One, Inc. Sublessee became Commerce One Operations, Inc. in 2001 by virtue of a corporate reorganization. As a result of that reorganization, Sublessee become the wholly owned subsidiary of Commerce One, Inc., as defined herein, a new non-operational holding company. Commerce One, Inc. will benefit from the transactions contemplated by this Amendment.

I. The parties wish to enter into this Amendment to provide, subject to satisfaction or waiver of certain contingencies, for the early termination of the Sublease as provided herein.

AGREEMENT

NOW, THEREFORE, Sublessor and Sublessee hereby agree as follows:

1. Incorporation of Recitals and Defined Terms.

1.1 Recitals. The Recitals are incorporated by reference herein.

1.2 Definitions. Except as otherwise defined in this Amendment, capitalized words (other than those solely denoting the beginning of a sentence) and capitalized phrases shall have the meanings ascribed to them in the Sublease.

2. Termination of Sublease.

2.1 Sublease Termination Date. Subject to the satisfaction or waiver of the Termination Conditions (as defined in Section 5 below), the Sublease shall terminate effective at midnight on the ninety first day following the date of Sublessee's delivery to Sublessor of both the cash consideration provided for in Section 3.2 below and the shares of Commerce One, Inc. provided for in Section 3.4 below (the "Sublease Termination Date"), with the same force and effect as would apply if the Sublease Termination Date originally had been selected for the natural expiration of the term of the Sublease.

2.2 Delivery of Possession. On or before December 31, 2003, Sublessee shall deliver possession of the Sublease Premises to Master Lessor in the condition required by the Sub-Sublease.

2.3 Assignment of Rights Under Sub-Sublease. Effective on the Sublease Termination Date, Sublessee shall assign to Sublessor all of its rights under the Sub-Sublease. Such assignment shall not obligate Sublessor to perform any obligations of Sublessee under the Sub-Sublease to the extent such obligations accrued on or prior to, and remain unperformed as of, the Sublease Termination Date.

2.4 Continuation of Liability; Indemnities. Notwithstanding the early termination of the Sublease, Sublessee shall remain liable to Sublessor for the full observance, performance and discharge of the obligations accruing on the part of the Sublessee under the Sublease from the commencement thereof through and including the Sublease Termination Date. Sublessee hereby agrees to indemnify, defend and hold harmless Sublessor from and against any and all claims, losses, damages and costs (including reasonable attorneys' fees) arising in connection with the Sub-Sublease prior to the Sublease Termination Date except those attributable to Sublessor's breach of the Sublease. Sublessor hereby agrees to indemnify, defend and hold harmless Sublessee from and against any and all claims, losses, damages and costs (including reasonable attorneys fees) arising in connection with the Sub-Sublease from and after the Sublease Termination Date, except those attributable to Sublessee's breach of the Sublease or the Sub-Sublease on or before the Sublease Termination Date.

3. Termination Consideration.

3.1 Multiple Forms of Consideration. In consideration for Sublessor's entry into this Amendment, Sublessee shall deliver to Sublessor the following consideration (collectively, the "Termination Consideration") on or before the dates specified below:

3.2 Cash Consideration. Within ten (10) business days following the Effective Date, Sublessee shall deliver a total of $1,500,000 ("Cash") by wire transfer of immediately available United States funds to Sublessor's bank account, as provided via separate wire transfer instructions. The Cash shall be held by Sublessor as collateral for Sublessee's obligations under the Sublease on the terms and conditions set forth in Section 3.6 below. On the Sublease Termination Date, the Cash shall be applied by Sublessor toward the monetary obligations of Sublessee under the Sublease as provided in Section 3.5 below.

3.3 Note Consideration. Within ten (10) business days following the Effective Date, Sublessee shall deliver to Sublessor an unsecured promissory note ("Note") in a principal amount equal to the negative difference between $4,100,000 and the market value of the shares of common stock of Commerce One, Inc. to be issued to Sublessor pursuant to Section 3.4 below, as measured by the NASDAQ closing price for said shares on the trading day immediately prior to their issuance, payable in a single installment on February 22, 2005, without interest, in the form attached hereto as Exhibit A.

3.4 Commerce One, Inc. Shares. Within ten (10) business days following the Effective Date, Commerce One, Inc. will issue to Sublessor a number of shares of Commerce One, Inc.'s restricted common stock equal to the lesser of the following: (a) an aggregate value of $3,600,000 based upon the NASDAQ closing stock price for Commerce One, Inc. common stock on the date immediately prior to their issuance; or (b) 4.9% of Commerce One, Inc.'s total outstanding shares of common stock (such 4.9% calculation shall include the number of Commerce One, Inc.'s shares of common stock currently owned by and/or attributed to Sublessor, which number shall be provided to Sublessee by Sublessor within three (3) business days after the Effective Date) (the "Equity Interests"). The Equity Interests shall be restricted securities for purposes of applicable securities laws and their resale shall be subject to the requirements of Rule 144 of the Securities Act of 1933. The parties will cooperate to determine the exact number of shares to be issued to Sublessor under this Section 3.4 at the earliest possible opportunity. Sublessor shall be liable for all federal and state taxes applicable to the issuance to it of the Equity Interests and shall accurately report the value of the Equity Interests as required by any applicable law. Sublessor shall indemnify Sublessee for any breach of its obligations in the preceding sentence. Commerce One, Inc. will file with the Securities and Exchange Commission ("SEC") in a timely manner all reports and other documents and information required of Sublessee under the Securities Exchange Act of 1934 and take such other actions as may be necessary to assure the availability of Rule 144 for use in connection with the resale of the Equity Interests. Sublessor shall have a security interest in the Equity Interests as collateral for Sublessee's obligations under the Sublease on the terms and conditions set forth in Section 3.6 below. On the Sublease Termination Date, the Equity Interests shall be disposed of by Sublessor as provided in Section 3.5 below.

3.5 Application of Termination Consideration. If the Termination Conditions (as defined in Section 5.1 below) are satisfied or waived, Sublessor shall be entitled to retain the Cash, the Equity Interests and the Note as consideration for the early termination of the Sublease as provided in this Amendment; and from October 1, 2003 through the Sublease Termination Date, Sublessor shall be deemed to have satisfied all of its obligations to pay to Sublessor Base Rent and Additional Rent for Building Operating Expenses and Project Operating Expenses under the Sublease. Pending the Sublease Termination Date or earlier termination of this Agreement, Sublessee shall have no obligation to make any payment for Rent and/or Additional Rent for Building Operating Expenses and/or Project Operating Expenses owed by Sublessee to Sublessor under the Sublease. In the event of an early termination, Section 5.6 of this Agreement shall govern the disposition of the Termination Consideration.

3.6 Grant of Security Interest.

(a) Sublessee and Commerce One Inc. hereby grant to Sublessor a security interest in the Collateral (as defined below) to secure performance and payment of all of the obligations of Sublessee under the Sublease.

(b) The "Collateral" shall mean all of Sublessee's and Commerce One Inc.'s interest in the Cash and in the Equity Interests.

(c) Sublessor shall have all rights of a secured creditor under Article 9 as regards its security interest granted in the Collateral. In connection therewith in order to perfect its interest, Sublessor may file a UCC-1 Financing Statement as to all or any portion of the Collateral and/or may retain possession of all or any portion of the Collateral, subject to the terms set forth in Section 5.6 of this Agreement.

(d) Sublessee and Commerce One, Inc. shall take such action as is reasonably requested by Sublessor to perfect and/or enforce its rights as provided in this Section 3.6.

(e) To the extent that Commerce One Inc. is deemed to be a guarantor to the extent of the Collateral under California Civil Code 2787 by providing a lien on the Collateral under this Section 3.6, Commerce One Inc. hereby waives any and all defenses it might have under Civil Code 2787 et seq. This waiver is unconditional and irrevocable and also constitutes a waiver under Civil Code 2856 as permitted thereunder.

4. Representations and Warranties.

4.1 By Sublessee. Sublessee represents and warrants to Sublessor that (i) Sublessee has not heretofore assigned or otherwise transferred any portion of its interest in the Sublease, or, except pursuant to the Sub-Sublease, sublet or granted occupancy rights to any portion of the Premises; (ii) except for the rights of Master Lessor as sub-sublessee under the Sub-Sublease, no other person, firm or entity claiming by, through or under Sublessee has any right, title or interest in or to the Sublease or, except for the rights of Master Lessor as sub-sublessee under the Sub-Sublease, the Premises; (iii)  subject to obtaining Master Lessor's consent to this Amendment, Sublessee has the full right, legal power and actual authority to enter into this Amendment and to terminate the Sublease; (iv) as of the date hereof there are no, and as of both the Effective Date and the Sublease Termination Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of the Sublease Premises by virtue of any act or omission on the part of Sublessee; (v) as of the date hereof there is not, and as of both the Effective Date and the Sublease Termination Date there shall not be, any breach or default on the part of Sublessee under the Sublease or any breach or default by either Sublessee or Master Lessor under the Sub-Sublease, and no event or condition which, with the giving of notice or passage of time or both, shall constitute a breach or default under the Sublease or the Sub- Sublease; (vi) subject to obtaining Master Lessor's consent to this Amendment, neither Sublessee's entry into nor its performance under this Amendment violates or otherwise contravenes any agreement to which Sublessee or Commerce One, Inc. is a party or any judgment, decree or order by which Sublessee or Commerce One, Inc. is bound; (vii) Commerce One, Inc. has timely and properly filed all forms, reports, prospectuses and documents required to be filed with the SEC since September 2001 (the "Commerce One, Inc. SEC Reports"), and has made true and correct copies thereof available to Sublessor except to the extent such reports are available online through the EDGAR filing system or to the extent that such reports or documents contained information for which confidentiality treatment was requested from the SEC; the Commerce One, Inc. SEC Reports (A) at the time they were filed, complied as to form in all material respects with the requirements federal securities laws, and (B) at the time they were filed (or if amended or superseded by a filing prior to the date of this Amendment, then on the date of such filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (viii) each of the consolidated financial statements of Commerce One, Inc., including in each case any related notes thereto (collectively, the "Commerce One, Inc. Financial Statements") contained in the Commerce One, Inc. SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved (except as may be indicated in notes thereto) and each of the Commerce One, Inc. Financial Statements fairly presents in all material respects the consolidated financial position of Commerce One, Inc. and its subsidiaries (including, without limitation, Sublessee) as of the respective filing dates, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be, individually or in the aggregate, materially adverse to Commerce One, Inc. and its subsidiaries taken as a whole; (ix) Commerce One, Inc. is current in all of its reporting requirements under federal securities laws; (x) the Equity Interests when issued shall be duly and validly issued, fully paid and nonassessable; and (xi) at the time of issuance of the Equity Interests, Sublessee and Commerce One, Inc. shall have complied with all reporting and filing requirements arising in connection with such issuance.

4.2 By Sublessor. Sublessor represents and warrants to Sublessee that (i) Sublessor has not heretofore assigned or otherwise transferred all or any portion of its interest in the Sublease or the Premises; (ii) no other person, firm or entity claiming by, through or under Sublessor (other than Master Lessor) has any right, title or interest in or to the Sublease or the Premises; (iii) subject to obtaining Master Lessor's consent to this Amendment, Sublessor has the full right, legal power and actual authority to enter into this Amendment and to terminate the Sublease; (iv) subject to obtaining Master Lessor's consent to this Amendment, neither Sublessor's entry into nor its performance under this Amendment violates or otherwise contravenes any agreement to which is a party or any judgment, decree or order by which Sublessor is bound; (v) Sublessor is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended; (vi) the Equity Interests are being acquired by Sublessor for investment purposes only for the Sublessor's own account and not with a view to resale or distribution of the Equity Interests; (vii) Sublessor has had an opportunity to receive all information regarding Commerce One, Inc., Inc. necessary or appropriate to evaluate the suitability of an investment in the Equity Interests; (viii) Sublessor understands that the Equity Interests are "restricted securities" within the meaning of federal securities laws and as such may be resold without registration under federal securities laws only in certain limited circumstances; (ix) Sublessor has read and understands Rule 144 under the Securities Act of 1933, as amended; (x) no third party approval of Sublessor's execution of this Amendment is required other than the consent of the Master Lessor, and Sublessor is not aware of any facts that would cause the Master Lessor to withhold its consent to the Amendment; and (xi) Sublessor acknowledges that the Equity Interests when issued may bear the following restrictive legend in addition to any legends required by state Blue Sky laws:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO COMMERCE ONE, INC., INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

4.3 By Commerce One, Inc.. Commerce One, Inc. represents and warrants to Sublessor that (a) Sublessee is the wholly owned subsidiary of Commerce One, Inc.; (b) as of the date of execution of this Agreement there are 31, 863, 693 shares of common stock of Commerce One, Inc. issued and outstanding; (c) it has timely and properly filed all of the Commerce One, Inc. SEC Reports; (d) the Commerce One, Inc. SEC Reports (A) at the time they were filed, complied as to form in all material respects with the requirements federal securities laws, and (B) at the time they were filed (or if amended or superseded by a filing prior to the date of this Amendment, then on the date of such filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (e) each of the Commerce One, Inc. Financial Statements contained in the Commerce One, Inc. SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved (except as may be indicated in notes thereto) and each of the Commerce One, Inc. Financial Statements fairly presents in all material respects the consolidated financial position of Commerce One, Inc. and its subsidiaries (including, without limitation, Sublessee) as of the respective filing dates, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be, individually or in the aggregate, materially adverse to Commerce One, Inc. and its subsidiaries taken as a whole; (f) it is current in all of its reporting requirements under federal securities laws; (g) the Equity Interests when issued shall be duly and validly issued, fully paid and nonassessable; and (h) at the time of issuance of the Equity Interests, Sublessee and Commerce One, Inc. shall have complied with all reporting and filing requirements arising in connection with such issuance. Commerce One, Inc. hereby expressly acknowledges and agrees that the benefits to be received by Sublessee in the transaction contemplated by this Amendment constitute Commerce One, Inc's receipt of reasonable equivalent value in exchange for the Cash, the Note and the Equity Interests.

4.4 Survival. Notwithstanding the termination of the Sublease and the release of liability provided for herein, the representations and warranties set forth in this Section shall survive the Sublease Termination Date for a period of two years from the date hereof. Each of Sublessee and Commerce One, Inc. shall be liable to Sublessor for and shall hold Sublessor harmless from and against any loss or liability resulting from, any material inaccuracy in or breach of the representations and warranties of Sublessee and Commerce One, Inc. in this Amendment. Sublessor shall be liable to Sublessee and Commerce One, Inc. for and shall hold Sublessee and Commerce One, Inc. harmless from and against any loss or liability resulting from, any material inaccuracy in or breach of the representations and warranties of Sublessor in this Amendment.

5. Termination Conditions.

5.1 Conditions Applicable. The conditions set forth in this Section 5 (individually, a "Termination Condition" and collectively, the "Termination Conditions") must be satisfied or waived on or before the Sublease Termination Date (or such later date as may be indicated below).

5.2 Conditions Benefitting Sublessor. The following Termination Conditions must be satisfied or waived by Sublessor by the applicable date indicated below:

(a) On or before the thirtieth day following the Effective Date of this Amendment, the Master Lessor must have executed and delivered to Sublessor an instrument, in form and substance reasonably satisfactory to Sublessor: (i) consenting to the termination of the Sublease as provided in this Amendment; (ii) agreeing that the rights of Sublessee under the Sub-Sublease may be assigned by Sublessee to Sublessor and that, after the Sublease Termination Date, Master Lessor will recognize and honor the Sub-Sublease as a direct sublease between Sublessor and Master Lessor and attorn to Sublessor under the Sub-Sublease; (iii) confirming that Master Lessor has accepted possession of the Sublease Premises in accordance with the Sub-Sublease; and (iv) confirming that Sublessee has fully performed the obligations on its part accruing under the Sub-Sublease through the date of such instrument;

(b) On or before the Sublease Termination Date, Sublessee shall have executed and delivered to Sublessor an assignment of the Sub-Sublease in form and substance reasonably satisfactory to Sublessor;

(c) Within ninety-one (91) days after Sublessor's receipt of the Termination Consideration provided for in Sections 3.2 and 3.4 above, (i) there shall have been no filing by or against Sublessee under any insolvency or bankruptcy laws (including, without limitation, the United States Bankruptcy Code), (ii) neither Sublessee nor any affiliate of Sublessee shall have made an assignment for the benefit of creditors or otherwise undertaken any arrangement with creditors or admitted its insolvency; and (iii) neither Sublessee nor any affiliate of Sublessee shall be in default under any material obligation for the repayment of borrowed money from a bank or other financial institution and such default shall continue beyond any applicable notice and cure period.

(d) As of both the Effective Date and the Sublease Termination Date, a material breach of a representation and/or warranty of Sublessee under Section 4.1 above shall not have caused a material reduction in the publicly traded stock price of Commerce One, Inc.'s common stock; and

(e) Sublessee and Commerce One, Inc. must have delivered the Termination Consideration provided for in Section 3.2 and Section 3.4 above and must have executed and delivered the Note required by Section 3.3 above.

5.3 Conditions Benefiting Sublessee. The following Termination Conditions must be satisfied or waived by the applicable date indicated below:

(a) On or before the thirtieth day following full execution of this Agreement, the Master Lessor must have executed and delivered to Sublessee an instrument, in form and substance reasonably satisfactory to Sublessee, consenting to the termination of the Sublease as provided in this Amendment and covenanting that no third party approval of this Amendment and the transactions contemplated by it are required or that all such approvals have been obtained; and

(b) On the Effective Date and on the Sublease Termination Date, the representations and warranties of Sublessor under Section 4.2 above must be true and correct in all material respects.

5.4 Waiver. Each of Sublessor and Sublessee may, upon written notice to the other, waive any Termination Condition that benefits such party.

5.5 Satisfaction or Termination. Each of Sublessor and Sublessee shall act diligently to satisfy the Termination Conditions to the extent within such party's reasonable control. However, if the Termination Conditions are not satisfied, or waived by the benefited party, by the scheduled Sublease Termination Date (or by such earlier date as the applicable Termination Condition is to be satisfied or waived), either party benefited by one or more unsatisfied and unwaived Termination Condition(s) may terminate this Amendment upon notice to the other. If this Amendment is so terminated, the Sublease shall remain in full force and effect and unmodified (except as provided in Section 5.6 below), and the parties shall be released of all further obligations under this Amendment.

5.6 Disposition of Termination Consideration. If this Agreement is terminated by either party due to the non-satisfaction of any Termination Condition other than those stated in Section 5.2(b) through 5.2(e), Sublessor shall promptly return to Sublessee all of the Termination Consideration other than that portion of the Cash payable under Section 3.2 above owed by Sublessee to Sublessor as Rent and Additional Rent for Building Operating Expenses and Project Operating Expenses under the Sublease from October 1, 2003 through the last day of the calendar month in which the termination of this Amendment occurs. If this Agreement is terminated by Sublessor due to the non- satisfaction of any Termination Condition established in Section 5.2(b) through (e), Sublessor shall apply that portion of the Cash paid pursuant to Section 3.2 above to Rent and Additional Rent for Building Operating Expenses and Project Operating Expenses owed by Sublessee to Sublessor under the Sublease from and after October 1, 2003 through the last day of the calendar month in which the termination of this Amendment occurs, and Sublessor shall be entitled to retain the remainder of the Termination Consideration to secure the performance by Sublessee of its obligations under the Sublease and to compensate Sublessor for all losses, costs, damages and expense, of every kind and nature, as Sublessor may sustain or incur by reason of Sublessee's default under or breach of the Sublease. As a material inducement to Sublessor's entry into this Amendment, Sublessee hereby waives and relinquishes the benefit of California Civil Code Section 1950.7, and of any successor or similar statute, ordinance, code or regulation, and of judicial or administrative decision which would otherwise limit Sublessor's use or application of the Cash or Equity Interests in accordance with this Section 5.6. Sublessor's right to enforce its security interest in any and all Termination Consideration retained by Sublessor pursuant to this Section 5.6 shall be subject to the limitations established in Section 1951.2 of the California Civil Code and Section 502(b)(6) of the United States Bankruptcy Code, insofar as the same may be applicable.

6. Effective Date. This Amendment shall be effective upon its execution and delivery by Sublessor, Sublessee and Commerce One, Inc., and the effective date of this Amendment ("Effective Date") shall be the date on which all parties hereto have duly executed this Amendment, as evidenced by the dates appearing next to the signatures below.

7. Sublessee's Release of Claims.

7.1 Release. As a material inducement to Sublessor's entry into this Amendment, and excluding any of the indemnification obligations contained in this Agreement, each of Sublessee and Commerce One, Inc. hereby releases Sublessor of and from any and all claims, demands, actions and causes of action, of every kind and nature, arising under the Sublease from the commencement thereof through and including the Effective Date of this Amendment.

7.2 Waiver of Section 1542. In connection with the release of claims under Section 7.1 above, Sublessee and Commerce One, Inc. hereby waive the benefit of California Civil Code Section 1542, which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Sublessee and Commerce One, Inc. acknowledge that they have been represented by legal counsel in connection with the negotiation of this Amendment, and that such counsel has explained the meaning and effect of the foregoing waiver of California Code Section 1542. Sublessee knowingly waives the benefit of such statute with intent that the release in Section 7.1 above extend to both known and unknown claims.

8. General Provisions.

(a) This Amendment shall be binding on and shall inure to the benefit of each of the parties hereto, their respective successors, assigns or legal representatives of any kind, nature or character.

(b) In case any one or more of the provisions of this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

(c) This Amendment (including Exhibit A, which is incorporated herein by this reference) constitutes the entire agreement between Sublessor and Sublessee with respect to the subject matter hereof and supersedes all prior offers, negotiations, oral and written. This Amendment may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Sublessor and Sublessee.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, including signatures received by facsimile, but all of such counterparts together shall constitute but one and the same instrument.

(e) This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of California (including, without limitation, conflict of laws), both in interpretation and performance.

IN WITNESS WHEREOF, the parties have executed this Amendment.

Sublessor:
PeopleSoft, Inc.,
a Delaware Corporation
Dated: ___________
By: _________________________________
Vice President

Sublessee:
Commerce One Operations, Inc.,
a Delaware Corporation
Dated: November 10, 2003
By: __/s/ Charles D. Boynton______________
Senior Vice President and Chief Financial Officer

Commerce One, Inc.:
Commerce One Inc., a Delaware corporation
Dated: November 10, 2003
By: __/s/ Charles D. Boynton______________
Senior Vice President and Chief Financial Officer

EXHIBIT A

PROMISSORY NOTE

COMMERCE ONE OPERATIONS, INC.

PROMISSORY NOTE

$________________

San Francisco, California

[_________2003]

FOR VALUE RECEIVED the undersigned, Commerce One Operations, Inc., a Delaware corporation, and Commerce One, Inc., a Delaware corporation (jointly and severally, the "Payor"), hereby promises to pay to the order of PeopleSoft, Inc., a Delaware corporation, (the "Lender") the sum of ____________________________ Dollars ($_________) ("Principal") without interest except as herein provided. The Principal shall be due in a single payment on February 22, 2005 or on such earlier date as the Principal may become due and payable by the terms of this Note (the "Maturity Date").

The Principal shall be paid in the lawful currency of the United States of America at such address as Lender may designate or, in the absence of such designation, at the address provided below for notice to Lender. This Promissory Note ("Note") may be prepaid, without penalty, in whole or in part, at any time. All payments made hereunder shall be first applied to reduce the Principal on this Note.

Each of the following events, acts, occurrences or conditions shall constitute an event of default ("Event of Default") under this Note:

(a) Payor shall fail to pay any amounts owed pursuant to this Note on or before the Maturity Date.

(b) Payor shall fail to perform or observe any other material agreement, covenant or obligation arising under this Note.

(c) Payor shall fail be in default under any material obligation for repayment of borrowed money from a bank or other financial institution and such default shall continue beyond any applicable notice and cure period.

(d) (i) Payor shall commence a voluntary case concerning itself under the Bankruptcy Code; (ii) an involuntary case is commenced against Payor and the petition is not controverted within fifteen (15) days or if timely controverted is not dismissed within thirty (30) days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Payor, or Payor commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Payor, or there is commenced against Payor any such proceeding which remains active for a period of sixty (60) days; (iv) an order of relief or other order approving any such case or proceeding is entered; (v) Payor is adjudicated insolvent or bankrupt; (vi) Payor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of thirty (30) days; (vii) Payor makes a general assignment for the benefit of creditors; or (viii) Payor shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing.

Upon the occurrence of any Event of Default, all accrued Principal due under this Note shall become immediately due and payable, without necessity of prior notice or demand. If this Note is not paid in full on the Maturity Date, or on such earlier date as all accrued Principal shall become due and payable, interest thereafter shall accrued at the rate of ten percent (10%) simple interest per annum.

Payor shall pay to Lender all reasonable costs and expenses, including, without limitation, the fees and expenses of counsel and court costs, incurred in connection with any Event of Default or the enforcement by the Lender of any of its rights or remedies with respect thereto.

Any written notice hereunder shall be delivered to Payor or Lender at the address for notice to such party under that certain Sublease Agreement dated August 13, 1999, as amended by that certain First Amendment to Sublease dated December 15, 1999, the Second Amendment to Sublease dated December 21, 1990, the Third Amendment to Sublease dated March 7, 2000, the Fourth Amendment to Sublease dated May 2, 2000, the Fifth Amendment to Sublease dated December 18, 2000, the Sixth Amendment dated October 1, 2001, the Seventh Amendment to Sublease dated April 11, 2002 and the Eighth Amendment to Sublease dated October 1, 2003.

Payor waives presentment, demand for payment, notice of nonpayment and all other defenses to the enforcement of this Note other than prior payment.

This Note shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions of the State of California or any other state. If any provision hereof is found to be invalid or unenforceable by a court of competent jurisdiction, the invalidity thereof shall not affect the enforceability of the remaining provisions of this Note.

COMMERCE ONE OPERATIONS, INC.

By:

Name:

Title:

COMMERCE ONE, INC.

By:

Name:

Title: